UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
AMDL, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27689 (Commission File Number)	33-0413161 (IRS Employer Identification No.)
2492 Walnut Avenue, Suite 100, Tustin, California 92780

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 739-5696
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.
ITEM 5.01 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.48
EX-99.1
EX-99.2

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS.
ITEM 1.01 — Entry into a Material Definitive Agreement.
     See Item 5.01 for a description of the Severance Agreement we entered into with Gary L. Dreher.
SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT.
ITEM 5.01 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of October 31, 2008, our Chief Executive Officer, President, and a member of our Board of Directors, Gary L. Dreher resigned. In connection with Mr. Dreher’s retirement, we entered into a Severance Agreement with him, which provides that his compensation as an executive ceased as of the effective date of his retirement. In lieu of the compensation and other terms and benefits provided by his current Employment Agreement, upon his retirement, Mr. Dreher and we agreed to enter into certain mutual general releases and related covenants, and to tender to him certain payments. Further, Mr. Dreher will consult for us on an as-requested, mutually agreed basis (not to exceed four hours per month). We agreed to pay him $150,000, following the expiration of a certain seven-day statutory period, and, thereafter, 30 monthly payments of $18,000, commencing January 31, 2009, as well as continuation of certain insurance coverage. The Severance Agreement also contains other terms and conditions standard and customary for the retirement of executive officers.
     Concurrently with Mr. Dreher’s resignation as our Chief Executive Officer and President, and effective as of the same date, we appointed Douglas C. MacLellan to fill those positions. Mr. MacLellan continues in his role as our Chairman of the Board, only in connection with his appointment as a named executive officer, he has become our Executive Chairman of the Board. Mr. MacLellan has been a member of our Board since 1992 and, has served as Chairman of our Audit and Governance Committees.
     As a further result of Mr. Dreher’s resignation, we appointed Michael Boswell as a member of our Board of Directors, effective November 4, 2008. Concurrently with such appointment, Mr. Boswell will become the Chairman of our Audit Committee and was designated as the Audit Committee’s accounting expert. He is a co-founder and member in TriPoint Capital Advisors, LLC, a boutique merchant bank focused on small and mid-sized growth companies and a co-founder of the TriPoint family of companies. Mr. Boswell has been the President, Chief Operating Officer, and Chief Compliance Officer of TriPoint Capital Advisors, LLC since May 2007, and is currently a Financial Advisor and Consultant to Tianyin Pharmaceutical Co, Inc. and JPAK Group, Inc. Mr. Boswell provides high-level financial services to start-up businesses and small to mid-sized companies. Since August of 2005, Mr. Boswell has been the acting Chief Accounting Officer of Edgewater Foods International, Inc., a British Columbia based aquaculture company, for which he currently serves as a member of its Disclosure and Sarbanes-Oxley Steering Committees and, from March through June 2005, served as its President. Mr. Boswell holds the Series 24, 82, and 63 licenses and is also Managing Director and Chief Compliance Officer of TriPoint Global Equities, LLC, a FINRA member firm. Prior to the founding of TriPoint, he had a number of executive positions focusing on business development and management consulting. Mr. Boswell also spent eight years as a senior analyst and/or senior engineer for various branches of the United States Government. He earned an MBA from Johns Hopkins University and a BS degree in Mechanical Engineering from University of Maryland.
     We also appointed Dr. William Thompson as the Chairman of our Governance Committee. Dr. Thompson has served as a member of our Board of Directors since June of 1989, as our Chairman between 1991 and 2008, and as our Chief Executive Officer between 1992 and 1994.
     On November 4, 2008, we issued a press release announcing Mr. Dreher’s retirement. On November 5, 2008, we issued a press release announcing the appointments of Mr. MacLellan as our Chief Executive Officer and President, Mr. Boswell as a member of our Board of Directors and Chairman of our Audit Committee, and Dr. William Thompson as the Chairman of our Governance Committee. The press releases have been attached to this Current Report as Exhibits 99.1 and 99.2, respectively.

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SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

10.48*	Severance Agreement and Mutual General Releases by and between the Company and Gary L. Dreher, effective as of October 31, 2008.

99.1*	Press Release, dated November 4, 2008, announcing the retirement of Gary L. Dreher.

99.2*	Press Release, dated November 5, 2008, announcing the appointments of Douglas C. MacLellan as our Chief Executive Officer and Michael Boswell as a member of our Board of Directors.

*	filed herewith
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008	AMDL, Inc.
	By:	/S/ DOUGLAS C. MACLELLAN
Douglas C. MacLellan, Chief Executive Officer

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Exhibit Index

Exhibit No.	Description of Exhibit

10.48	Severance Agreement and Mutual General Releases by and between the Company and Gary L. Dreher, effective as of October 31, 2008.

99.1	Press Release, dated November 4, 2008, announcing the retirement of Gary L. Dreher.

99.2	Press Release, dated November 5, 2008, announcing the appointments of Douglas C. MacLellan as our Chief Executive Officer and Michael Boswell as a member of our Board of Directors.